Exhibit 10.13

TRI-PARTY AGREEMENT

By

GANO HOLDINGS, LLC

as OWNER

And

PHR GANO OPCO SUB, LLC

as TENANT

EAST BOSTON SAVINGS BANK

as LENDER

And

GANO HOTEL MANAGER, LLC

as OPERATOR

Hotel:

Hilton Garden Inn

220 India Street

Providence, Rhode Island

TRI-PARTY AGREEMENT

This Tri-Party Agreement (this “Agreement”) is made as of the 27th day of February, 2020 by GANO HOLDINGS, LLC, a Rhode Island limited liability company having a principal place of business at c/o Procaccianti Companies, 1140 Reservoir Avenue, Cranston, Rhode Island 02920 (the “Owner”), PHR GANO OPCO SUB, LLC, a Delaware limited liability company having a principal place of business at c/o Procaccianti Companies, 1140 Reservoir Avenue, Cranston, Rhode Island 02920 (the “Tenant”), GANO HOTEL MANAGER, LLC, a Rhode Island limited liability company having a place of business at 1140 Reservoir Avenue, Cranston, Rhode Island 02920 (the “Operator”) and EAST BOSTON SAVINGS BANK, a Massachusetts banking corporation having a place of business at 67 Prospect Street, Peabody, Massachusetts (“Lender”).

RECITALS

A.          Operator and Tenant are parties to that certain Hotel Management Agreement of even date herewith, as the same may be amended, restated, modified or supplemented from time to time with the consent of Lender (such agreement, as in effect from time to time, and only as it relates to the Hotel and the Project (defined below), being hereinafter referred to as the “Management Agreement”), pursuant to which Tenant and Operator provided for the operation of certain real estate located at 220 Indian Street, Providence, Rhode Island and more particularly described on Exhibit A (the “Property”), upon which is situated a hotel containing approximately 137 guest rooms plus other amenities commonly known as the “Hilton Garden Inn” (the “Hotel”; together with the Property collectively referred to hereinafter as the “Project”).

B.           Owner, as landlord, and Tenant, as tenant, entered into that certain Hotel Lease on or about the date hereof, pursuant to which Tenant has leased the Property from Owner (the “Master Lease” or “OpCo Lease”).

C.           Tenant has collaterally assigned to Owner all of its right, title and interest in and to the Management Agreement pursuant to that certain Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits dated as of the date hereof (the “Collateral Assignment”), as security for the rental payments due under the Master Lease.

D.           Owner (also referred to herein as the “Borrower”), Lender have entered into that certain Omnibus Amendment, Assignment, Assumption, Release and Reaffirmation Agreement dated as of the date hereof, as the same may be amended, restated, modified or supplemented from time to time (such agreement, as in effect from time to time, being hereinafter referred to as the “Omnibus Agreement”), pursuant to which Lender agreed to modify a loan to Borrower in the amended and restated principal amount of $16,936,900.72 (the “Loan”); all capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Omnibus Agreement.

E.            Owner and Lender have advised Operator that pursuant to the terms of the Omnibus Agreement, Owner has, among other things, executed and delivered to Lender an Amended and Restated Commercial Real Estate Promissory Note in the original principal amount of $16,936,900.72 (the “Note”), which is secured by, among other things, a Mortgage (as defined in the Omnibus Agreement) and other Loan Documents (as defined in the Omnibus Agreement) encumbering the Project.

F.           As further security for the Loan, Lender has required Owner to assign all of its right, title and interest in and to the Management Agreement and the Collateral Assignment to Lender.

G.           It is to the benefit of Operator, Tenant and Owner that Lender make the Loan to Owner; and Tenant and Operator are willing to consent to the assignment of the Management Agreement to Lender and to have the Loan Documents constitute a first lien upon the Hotel prior and superior to the Management Agreement to the extent provided herein.

H.           Lender is not willing to make the Loan unless Owner, Tenant and Operator agree to subordinate the Management Agreement and, to the extent set forth herein, Operator's rights, interests and benefits under the Management Agreement, to the lien of the Mortgage and all other rights of Lender under the Loan Documents on the terms and to the extent set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1        Definitions. As used herein, the following terms shall have the meanings ascribed to them below:

“Lender's Notice Address” shall mean:

East Boston Savings Bank

67 Prospect Street

Peabody, MA 01960

Attn: Jonpaul Sallese, Vice President, Commercial Real Estate

Facsimile: (978) 573-0926

with a copy to:

Bernkopf Goodman, LLP

Two Seaport Lane

Boston, MA 02210

Attn: David L. Doyle, Esq.

Facsimile: (617) 790-3300

“Collateral” shall have the meaning set forth in the Loan Documents.

“Event of Default” shall have the meaning set forth in the Mortgage.

“Foreclosure” shall mean any exercise of the remedies available to the holder of the Mortgage upon the occurrence of an Event of Default under the Mortgage, which results in a transfer of title to or possession of all or substantially all of the Project to such holder, its designee, a Subsequent Owner in foreclosure or any other third party. The term “Foreclosure” shall include, without limitation: (i) a transfer by judicial foreclosure; (ii) a transfer by deed in lieu of foreclosure; (iii) a transfer of either ownership or control of the Owner, by exercise of a stock pledge or otherwise; (iv) a transfer resulting from an order given in a bankruptcy, reorganization, insolvency or similar proceeding; (v) if title to the real property interests included in the Project is held by a tenant under a ground lease, an assignment of the tenant's interest in such ground lease; or (vi) any similar judicial or non-judicial, exercise of the remedies held by the holder of the Mortgage.

“Foreclosure Date” shall mean the later of the dates on which title to or possession of the Project is transferred to a Subsequent Owner by means of a Foreclosure.

“Hotel” shall have the meaning set forth in Paragraph A of the recitals of this Agreement.

“Mortgagee” shall mean any of the following: (i) the entity identified as the Lender in the first sentence of this Agreement; (ii) any successors or assigns of that entity as holder of the Mortgage; (iii) any nominee or designee of that entity (or any other entity described in this definition); (iv) any initial or subsequent assignee of all or any portion of the interest of that entity in the Mortgage; or (v) any entity which is a participant in the financing secured by the Mortgage, or otherwise acquires an equitable interest in the Mortgage, provided that the holder of the Mortgage then of record shall have the power to act as Lender hereunder for the purpose of giving or receiving notices, consents or waivers or otherwise exercising the rights of Lender hereunder.

“New Agreement” shall have the meaning set forth in Section 7.1(a)(2) of this Agreement.

“Notice” shall have the meaning set forth in Section 12.1 of this Agreement.

“Obligations” shall have the meaning set forth in the Mortgage.

“Operator's Notice Address” shall mean:

Gano Hotel Manager, LLC

1140 Reservoir Avenue

Cranston, Rhode Island 02920

Attention: Elizabeth A. Procaccianti

Facsimile: (401) 943-6320

with a copy to:

Procaccianti Companies

1140 Reservoir Avenue

Cranston, Rhode Island 02920

Attention: Natasha Ruane, Corporation Counsel

Facsimile: (401) 943-6320

“Owner's Notice Address” shall mean:

Gano Holdings, LLC

c/o Procaccianti Companies

1140 Reservoir Avenue

Cranston, Rhode Island 02920

Attention: Gregory D. Vickowski

Facsimile: (401) 943-6320

with a copy to:

Procaccianti Companies

1140 Reservoir Avenue

Cranston, Rhode Island 02920

Attention: Ron Hadar, General Counsel

Facsimile: (401) 943-6320

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether territorial, national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Subsequent Owner” shall mean any individual or entity which acquires title to or possession of the Hotel at or through a Foreclosure (together with any successors or assigns thereof), who may include, without limitation, (i) Lender or an affiliate thereof, (ii) any purchaser of the Hotel from Lender, or any lessee of the Hotel from Lender (after a Foreclosure), or (iii) any purchaser of the Hotel at Foreclosure.

“Tenant's Notice Address” shall mean:

PHR GANO OPCO SUB, LLC

c/o Procaccianti Companies

1140 Reservoir Avenue

Cranston, Rhode Island 02920

Attention: Gregory D. Vickowski

Facsimile: (401) 943-6320

with a copy to:

Procaccianti Companies

1140 Reservoir Avenue

Cranston, Rhode Island 02920

Attention: Ron Hadar, General Counsel

Facsimile: (401) 943-6320

“Termination Period” shall mean the period of time which begins on the date on which an Event of Default occurs and ends on the one hundred eightieth (180th) day after the Foreclosure Date.

ARTICLE II

PLEDGE

Section 2.1            Pledge of Management Agreement. Each of Owner and Tenant hereby grants, pledges, transfers, assigns and sets over to Lender, and grants to Lender a security interest in, all of its right, title and interest in and to the Management Agreement and the proceeds of the Management Agreement, including all interests in accounts maintained by it or its Lenders in connection therewith, in accordance with the terms, conditions and provisions of this Agreement. Such pledge shall be unconditional and absolute, conditional only to reconveyance in the event that all Obligations of Owner to Lender under the Loan Documents are discharged in full. Notwithstanding the foregoing, no Lender shall have any obligation or liability of any kind under or with respect to the Management Agreement unless and until the date (the “Exercise Date”) on which Lender exercises its rights hereunder, and then only to the extent expressly provided herein. Operator hereby acknowledges and consents to the foregoing pledge from Owner and Tenant to Lender.

Section 2.2            Owner Indemnity. Each of Owner and Tenant agrees to defend, save and hold Lender and the Lender harmless of and from, and to indemnify Lender against, any and all such obligations and liabilities, contingent or otherwise arising out of this Agreement or the Management Agreement prior to the Exercise Date (but excluding liabilities resulting from Lender’s or any Lender's gross negligence or willful misconduct).

Section 2.3            Assignment of Service Contracts. Subject to the terms and conditions herein set forth, Operator does hereby transfer, assign and deliver unto Lender, and grants to Lender a security interest in, all of the right, title and interest of Operator in, to and/or under: (a) any and all service, utility, maintenance and other contracts and agreements relating to all or any portion of the Project (collectively, the “Service Contracts”); (b) any warranties, guaranties or representations made by any of the other parties to the Service Contracts, whether or not contained in the Service Contracts; and (c) any and all licenses obtained by Operator with respect to the operation of the Hotel; provided, however that Lender shall have no obligation or liability of any kind under or with respect to the Service Contracts, nor shall Lender exercise any rights thereunder, unless and until Lender terminates the Management Agreement as provided herein and expressly assumes the obligations of Borrower, Tenant or Operator under any such Service Contracts.

ARTICLE III

REPRESENTATIONS REGARDING
MANAGEMENT AGREEMENT

Section 3.1            Representations as to Management Agreement. Owner, Tenant and Operator, each for itself only, represent to Lender that:

(a)          The Management Agreement has been executed, has not been modified and is in full force and effect without default.

(b)          Attached hereto as Exhibit B is a correct and complete copy of the Management Agreement. There are no other agreements, written or oral, among Owner, Tenant and Operator or any of their respective Affiliates regarding the management of the Hotel.

(c)          The Management Agreement constitutes the valid and binding agreement of the parties thereto, enforceable in accordance with its terms, and Owner, Tenant and Operator have full authority under all state or local laws and regulations to perform all of their obligations under the Management Agreement.

(d)          Except as set forth herein, none of Owner, Tenant or Operator has made any assignment, pledge, delegation or other transfer of any interest, right or obligation under or in the Management Agreement, and none of Owner, Tenant or Operator is under any restriction or prohibition in regard to entering into or undertaking the obligations of this Agreement.

(e)          All fees, expense reimbursements and payments due from Owner or Tenant under the Management Agreement to the date hereof have been paid in full.

(f)           Except as set forth in the Management Agreement, neither Operator, nor any other Person related to Operator has any right or claim to any fees, commissions, compensation or other remuneration in connection with or arising out of the use, occupancy and operation of the Hotel which are payable by the Tenant or Owner.

ARTICLE IV

COVENANTS OF OWNER

Section 4.1            Covenants of Owner as to Management Agreement. Owner covenants to Lender that:

(a)           Owner shall observe and perform, or shall cause to be observed and performed, all of its and the Tenant’s respective obligations under the Management Agreement and shall not by agreement or conduct (i) alter, modify, terminate or waive any material terms or provision of the Management Agreement, or (ii) permit the alteration, modification, termination or waiver of any material terms or provisions of the Management Agreement, in each instance without the prior consent of Lender. No amendment or modification of the Management Agreement that is prohibited pursuant to the terms of the Loan Agreement shall become effective without Lender's consent. Any modifications, supplements, replacements and extensions of the original Management Agreement made by any party without Lender's prior written consent (which consent may be withheld at Lender’s sole discretion), shall be voidable at the option of Lender or any Subsequent Owner.

(b)           Subject to the terms of the Loan Agreement, Owner agrees to accept performance of Operator in compliance with this Agreement and the Loan Documents for so long as any obligation of Borrower to Lender remains outstanding and unsatisfied.

(c)           Owner shall not assign, pledge, delegate, waive or transfer, or permit the Tenant to assign, pledge, delegate, waive or transfer, any interests, rights or obligations under the Management Agreement, including the proceeds thereof. Neither Owner nor Tenant shall borrow, or accept any forbearance to collect, any amount due from it to Operator or any affiliate of Operator without the prior written consent of Lender.

(d)           In the event of any material default by Operator in performance or breach under the Management Agreement, or any other party for any reason gives notice to Operator pursuant to the Management Agreement, notice thereof shall promptly be given to Lender specifying the default, breach or other matter in reasonable detail.

(e)           Lender shall be entitled, without obligation to do so, to tender a cure or to cure any default or purported default in the obligations of Owner or Tenant. Owner agrees that any cost incurred by Lender in connection with such cure or attempt to cure shall constitute an additional advance as a demand obligation of Owner under the Loan Documents and shall be secured by the Mortgage and other Loan Documents.

(f)            Owner, Tenant and Operator agree not to change the name or “flag” of the Hotel without the prior written consent of Lender, which consent may be withheld at Lender’s sole discretion.

ARTICLE V

COVENANTS OF OPERATOR

Section 5.1            Covenants of Operator as to Management Agreement. Operator covenants to Lender that:

(a)           Operator shall not alter, modify, terminate or waive any term or provision of the Management Agreement without the prior consent of Lender, which consent may be withheld at Lender’s sole discretion. No amendment or modification of the Management Agreement shall become effective without Lender's consent, which consent may be withheld at Lender’s sole discretion. Any material modifications, supplements, replacements and extensions of the original Management Agreement made without Lender's prior written consent, which consent may be withheld at Lender’s sole discretion, shall be voidable at the option of Lender or any Subsequent Owner.

(b)           Operator shall not consent to any assignment, pledge, delegation, waiver or transfer of any interests, rights or obligations by Owner or Tenant under the Management Agreement, including any proceeds, to any other Person. Operator shall not, and shall not permit any affiliate of Operator to, loan or forbear to collect any amount due to it from Owner or Tenant without the prior written consent of Lender.

(c)           In the event that Operator asserts a default by Owner or Tenant in performance or breach under the Management Agreement, or for any other reason gives notice to Owner and/or Tenant pursuant to the Management Agreement, Operator shall send a copy of any notice or statement sent by it to Owner and/or Tenant pursuant to the Management Agreement simultaneously to Lender and by the same manner of transmittal. On the occurrence of (i) any default under the Management Agreement by Owner or Tenant, or (ii) any other event giving Operator the right to terminate the Management Agreement for any reason, Operator shall promptly deliver notice to Lender detailing such occurrence with reasonable specificity and stating its intended date of termination.

(d)           Lender shall be entitled, without obligation to do so, to tender a cure or to cure any default or purported default in the obligations of Owner or Tenant in accordance with the provisions of the Management Agreement pursuant to which Owner or Tenant may cure any such default or other cause for termination. No termination of the Management Agreement shall be effective until Operator has given notice to Owner, Tenant and Lender, pursuant to the notice requirements set forth in Section 5.1(c) hereof, and ninety (90) days have elapsed since the receipt of such notice by Owner, Tenant and Lender and cure has not been effected. Operator agrees to accept such tender of cure if made within such ninety (90) day period, so long as Operator is paid its base and any incentive management fees and reimbursements as provided in the Management Agreement during such ninety (90) day period.

(e)           In the event that Lender informs Operator that it elects to pursue a Foreclosure or otherwise enforce its remedies against Borrower pursuant to the Loan Documents, Operator shall not thereafter seek to declare a default by Owner or Tenant or otherwise pursue the termination of the Management Agreement during the pendency of the Foreclosure or other enforcement proceedings, and shall cease and suspend any action to enforce a remedy or termination of the Management Agreement then underway. Operator shall continue to operate the Hotel pursuant to the Management Agreement and this Agreement during that action's pendency, so long as Operator is paid its base and any incentive management fees and reimbursements as provided in the Management Agreement during the pendency of that action.

(f)            Operator agrees that it shall not directly or indirectly, by way of transfer of shares, partnership interests or otherwise, sell, assign, transfer, or otherwise dispose of all or any part of its interest in the Management Agreement without the prior written consent of Lender, which consent may be withheld at Lender’s sole discretion. Notwithstanding the foregoing, Lender’s consent to an assignment (but not a pledge) of Operator’s right to receive payments under the Management Agreement shall not be unreasonably withheld, provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such assignee has executed, acknowledged and delivered a subordination agreement pursuant to which such assignee shall acknowledge and agree to the terms and conditions of this Agreement and subordinate all of such assignee’s interest in the Management Agreement and any right to payment thereunder to Lender's and Lender’ rights under this Agreement.

(g)           Notwithstanding anything in the Management Agreement to the contrary, Operator agrees and acknowledges that is shall not take any action or enter into any agreements that the Owner shall not be permitted to take or enter into pursuant to the terms of the Loan Documents. Without limiting the generality of the foregoing, Operator agrees that all books and records pertaining to the Project shall be kept at the Hotel.

ARTICLE VI

SUBORDINATION OF RIGHTS OF OPERATOR

Section 6.1            Subordination of Rights of Operator. The rights of Operator under the Management Agreement, including, without limitation, (i) the right to receive payment of fees and all other amounts, and (ii) any option, right of first refusal or other similar rights contained in the Management Agreement, or otherwise existing, to acquire all or any portion of the Project are hereby made subject and subordinate to Lender's and Lender’ rights arising from the obligations of Borrower, except as set forth herein.

Section 6.2            Subordination of Interest of Operator in other Assets of Owner. Operator agrees that its interest in the specific assets of Owner or Tenant shall be subordinate as follows in favor of Lender and has assigned its rights thereunder to Lender:

(a)           In the event of a transfer of title to all or any interest in the Project to Lender or its designee after an Event of Default by Borrower (whether by the deed-in-lieu of foreclosure or otherwise), or to any Subsequent Owner, such transferee shall take title to such real estate interests free and clear of any interest of Operator or any affiliate of Operator. Operator agrees that any judgment lien obtained by Operator or any affiliate shall be junior and subordinate to the interests of Lender in the Project and other Collateral. Lender shall not be required to join or name Operator and its affiliates as parties in any Foreclosure or other proceeding to effect such subordination, although Lender may choose to do so for avoidance of doubt or for the benefit of title insurers.

(b)           In the event of any transfer of personal property, including, without limitation, inventory, intangibles, accounts and interests in cash, to Lender or its designee after the occurrence of an Event of Default by Owner under this Agreement, or to any Subsequent Owner in a U.C.C. or common law foreclosure, such transferee shall acquire such property free and clear of any interest of Operator or any affiliate of Operator.

(c)           Subject to the foregoing, Operator shall continue to have an unsecured claim against Owner or Tenant for any amount accrued and unpaid to it under the Management Agreement, including any claim for incentive fees accrued but required to remain unpaid by the terms of the Loan Documents. Such claim shall be enforceable by Operator against the assets of Owner or Tenant, if any, remaining after satisfaction of the obligations of Borrower to Lender and the Lender.

Section 6.3            Subordination of Leases. Any sublease entered into by Operator on behalf of Owner or Tenant with respect to the Project, or any portion thereof, shall be made expressly subject and subordinate to the Mortgage, the other Loan Documents and any modifications or supplements thereto.

ARTICLE  VII

CONTINUATION AFTER TRANSFER

Section 7.1            Continuation after Transfer. Operator and Lender agree:

(a)           In the event that Lender, at its sole option and discretion, intends to exercise its remedies under the Loan Documents or by any other means allowed under the Loan Documents or permitted by law, to acquire possession and title to the Hotel through Foreclosure, Lender or any Subsequent Owner, shall have the right, at its sole option and discretion, to:

(1)           elect by notice to Operator, delivered at any time within the Termination Period, stating that Lender or Subsequent Owner, as the case may be, does not intend to enter into a New Agreement (as hereinafter defined) with Operator, and such notice shall result in the termination of the Management Agreement as of thirty (30) days after the receipt of such notice or such later date as is set forth in such notice; or

(2)           elect by notice to Operator, delivered at any time within the Termination Period, requiring that Operator enter into a new management agreement (the “New Agreement”) with Lender or Subsequent Owner, as the case may be, for the further operation of the Hotel, which New Agreement shall be on the same terms as the Management Agreement except that (i) the term of the New Agreement shall be for a term equal to the remainder of the term of the Management Agreement, and (ii) all references to Owner or Tenant or to any control of the Hotel by Owner or Tenant shall be deleted and replaced by references to Subsequent Owner; provided, however; that notwithstanding anything to the contrary in this Agreement, in no event will Lender or the Subsequent Owner, as the case may be, be obligated to change, modify or alter any existing condition of the Hotel.

(3)           The failure of Lender or Subsequent Owner, as the case may be, to deliver notices as required under either (1) or (2) above shall be deemed the equivalent of a notice under (1) above made as of the last day of the Termination Period, provided, however, that in such case the deemed termination of the Management Agreement shall be effective as of the 30th day after the Termination Period.

(b)           In the event that Lender or Subsequent Owner, as the case may be, elects not to enter into a New Agreement with Operator as provided above, no termination fees shall be owed by Lender or Subsequent Owner to Operator following any such election. Operator's rights to compensation for services rendered after the Foreclosure Date shall be limited to collection from the Operating Account of base and any incentive fees accruing for that period under the Management Agreement. Owner and Tenant shall continue to be liable to Operator for all fees, charges and indemnifications under the Management Agreement, accruing prior to the Foreclosure Date, provided, however, that any right or remedy Operator may have to collect such fees, charges or indemnifications from Owner,

Tenant or the Hotel shall be subordinated to the indefeasible payment in full in cash of all amounts due to Lender under the Loan Documents.

(c)           Unless and until Lender or Subsequent Owner, as the case may be, elects to require Operator to enter into a New Agreement as provided in Section 7.1(a)(2) hereof and Operator does enter such New Agreement, Lender or Subsequent Owner shall have no liability or obligation to Operator, except as otherwise provided for in Sections 5.1(d) and (e). Any such liabilities or obligations of Lender or Subsequent Owner shall be limited to those expressly contained in the New Agreement and accruing after the effective date thereof. In no event shall Lender be responsible for any reserve fund deposits, fees, costs, reimbursements, termination fees, or other fees, charges and indemnifications, or for any costs of maintenance, remodeling or upgrades to the Hotel, or loans or advances or other amounts that were owed by Owner or Tenant to Operator or were the obligation of Owner or Tenant, as the case may be, under the terms of the Management Agreement prior to the effective date of the New Agreement. Operator shall not be deemed to have waived any rights it may have to collect such outstanding fees, charges and indemnifications from Owner or Tenant which shall continue to be liable for such fees, charges and indemnifications; provided, however, Operator agrees that such outstanding fees, charges and indemnifications and any right or remedy Operator may have to collect such outstanding fees, charges and indemnifications shall be subordinated to the indefeasible payment in full in cash of all amounts due under the Loan Documents (irrespective of any reduction of same as an allowed amount in any bankruptcy proceeding), nor shall Operator place a lien on, attach or otherwise encumber the Hotel or the proceeds thereof. Should any payment on account of, or any collateral for, any obligation which is subordinated by the preceding sentence be received by Operator during the continuance of an Event of Default under the Loan Documents, such payment or collateral shall be delivered forthwith to the Lender by Operator for application to the loans outstanding under the Loan Documents. Until so delivered, any such payment or collateral shall be held by Operator in trust for Lender and shall not be commingled with other funds or property of Operator.

(d)          Notwithstanding any of the provisions of this Agreement to the contrary, Lender or Subsequent Owner, as the case may be, at any time after any Event of Default has occurred and is continuing under any of the Loan Documents, may elect to, or require Owner to, cancel and terminate the Management Agreement, or cause the Tenant to cancel and terminate the Management Agreement, effective as of thirty (30) days after written notice to Operator, and neither Lender, nor Subsequent Owner, as the case may be, shall have any liability to Operator for any costs, fees, reimbursements or termination fees owed by Owner to Operator under the Management Agreement, and such outstanding fees and any right Operator may have to collect such outstanding fees shall be subordinated in full to the repayment of Lender as set forth in Section 7.1(c) hereof, and prior to such repayment in full, the Operator will not place a lien on, attach, or otherwise encumber the Hotel or any proceeds thereof.

ARTICLE VIII

RELATIONSHIPS

Section 8.1           Relationships. For avoidance of doubt and notwithstanding anything to the contrary stated or implied from the Management Agreement, this Agreement, or any other course of dealing between any of the parties, the parties agree that:

(a)           Owner enters into in this Agreement only as the owner of the Project, the landlord under the Master Lease and a Borrower from Lender. Tenant enters into this Agreement only as the “Tenant” under the Master Lease.

(b)           Lender enters into this Agreement only for itself and holder of a mortgage lien upon the Project and security interest in the other Collateral. No relationship of partner or joint venturer is intended or should be implied.

(c)           Operator enters into this Agreement only in regard to its engagement as manager of the Hotel under the Management Agreement. No relationship of guarantor, partner, tenant, joint venturer or indemnitor of obligations of Owner or Tenant to third parties is intended or should be inferred. Operator undertakes no obligation to advance its own funds to Owner or Tenant or otherwise for the continued operation of the Hotel except as set forth in the Management Agreement.

(d)           Except as set forth in the Management Agreement, all books, plans, contracts, accounts, receipts, tapes, records and the like maintained by Operator with respect to the operation, leasing or maintenance of the Hotel shall, at all times, be and constitute the property of Owner or Tenant subject to the Loan Documents as part of the Collateral and shall be surrendered to Owner, Tenant or Lender in accordance with the terms hereof, without charge or expense. Nothing herein shall create an agency coupled with, an interest and Operator and Lender expressly waive any such interest.

ARTICLE IX

INSURANCE

Section 9.1            Insurance. Notwithstanding the provisions of the Management Agreement to the contrary, the insurance coverages to be provided by Owner for the Project, together with the required amounts of such coverages shall be governed by Section 9.5 of the Loan Agreement; provided, however, if the Management Agreement imposes additional insurance requirements on Owner or Tenant, Lender shall not object to Owner, Tenant or Operator obtaining such additional coverages, so long as the aggregate cost of all insurance does not exceed the amount allocated for such expense in the Hotel budget.

ARTICLE X

CONDEMNATION AWARDS; INSURANCE PROCEEDS

Section 10.1          Application of Proceeds. Notwithstanding any provision contained in the Management Agreement to the contrary, so long as the Loan remains outstanding, the collection and distribution of all insurance proceeds and condemnation awards with respect to the Property (and the right of Lender to apply the same to the Obligations of Owner under the Loan Documents) shall be governed by the Loan Documents.

ARTICLE XI

BINDING EFFECT

Section 11.1          Binding Effect. This Agreement shall be binding on and, to the extent such successors or assigns are permitted, inure to the benefit of the successors and assigns of Owner, Tenant, Operator and Lender.

ARTICLE XII

MISCELLANEOUS

Section 12.1          Notices.

(a)           Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing; addressed to Owner, Tenant, Operator or Lender, as the case may be, at the notice address for each as provided in Section 1.1 of this Agreement, and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier (effective the Business Day following delivery to such courier), if sent by telecopy with confirmation of receipt and a hard copy mailed in accordance with the provisions of this Section 12.1 (effective the business day on which receipt of confirmation is received by the sender if delivered before 5:00 P.M.), and effective the business day after the date on which receipt of confirmation is received by the sender if delivered after 5:00 P.M.) or if mailed (effective two business days after mailing) by United States registered or certified mail, postage prepaid, return receipt requested. Copies of any Notices (a) terminating this Agreement, (b) asserting any default or claim hereunder or any claim for which Owner is indemnified pursuant to the terms hereof or (c) commencing or relating to any action, suit or proceeding whether against Owner, Tenant or Operator relating in any way to Operator's, Tenant's or Owner's acts or omissions hereunder or any of Operator's, Tenant's or Owner's activities in respect of the Hotel shall also be sent to Lender at Lender's Notice Address. Any party may, by notice as aforesaid actually received, designate a different address or addressee for communications intended for it.

(b)           Notices given hereunder by any party may be given by counsel for such party. The foregoing Notice provisions shall in no way prohibit a Notice from being given as provided in the rules of civil procedure for the Commonwealth of Massachusetts, as the same may be amended from time to time.

Section 12.2          Lender's Right to Inspect. Lender or its designated representative shall have access to the Hotel at any time as provided in the Loan Agreement and other Loan Documents, including, without limitation, for the purpose of inspecting the Hotel or any portion thereof, protecting same against fire or other casualty, prevention of damage in the Hotel or any portion thereof, or showing the Hotel to prospective purchasers or mortgagees; provided that such access does not unreasonably interfere with the use and enjoyment of the Property by Hotel guests.

Section 12.3          No Liability; Indemnification. Each of Borrower and Tenant shall indemnify, defend, protect and hold harmless Lender and each of its respective officers, directors, servicers, employees and Lenders from and against all obligations, liabilities, losses, costs, expenses, civil fines, penalties and damages (including reasonable attorneys' and expert witnesses' fees and costs, including those incurred on appeal) which Lender and/or any indemnified person may incur or which arise during the term hereof by reason of this Agreement, the Management Agreement or any activity conducted pursuant thereto or in connection therewith, provided that such obligations, liabilities, losses, costs, expenses, civil fines, penalties and damages do not arise directly out of the willful misconduct of Lender.

Section 12.4          Partial Invalidity. In the event that any portion of this Agreement shall be declared invalid, illegal, or unenforceable in any respect by order, decree or judgment of a court, or governmental agency having jurisdiction, this Agreement shall be construed as if such portion had not been inserted herein, except when such construction would operate as an undue hardship on Operator, Tenant or Owner or constitute a substantial deviation from the general intent and purpose of such parties as reflected in this Agreement.

Section 12.5         Time of the Essence. It is expressly agreed that time is of the essence with respect to the obligations of all parties under this Agreement.

Section 12.6          Lender Discretion. Notwithstanding anything hereto to the contrary, the commencement and prosecution of Foreclosure proceedings under the Mortgage is a matter entirely within the discretion of Lender. No delay, modification, forbearance or other act or omission of Lender in respect of Foreclosure shall modify or waive the terms of this Agreement.

Section 12.7          Gender. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

Section 12.8          Modification, etc. The provisions of this Agreement shall not be modified, amended, waived, discharged or terminated except by a written document signed by all of the parties hereto. In the event the Management Agreement shall be amended, modified or supplemented, the Management Agreement, as so amended, modified or supplemented, shall continue to be subject to the provisions of this Agreement without the necessity of any further act by the parties hereto.

Section 12.9          Further Assurances.

(a)           Operator shall execute such documents, estoppels and agreements as Lender, or any third party specified by Lender, may reasonably require to evidence Operator's consent to, or waiver of any claim against, the transfer of the Hotel and its undertaking to (i) continue to operate the Hotel pursuant to the terms of the Management Agreement or New Agreement, and (ii) grant each Subsequent Owner the same rights as Owner holds under the Management Agreement or New Agreement to implement an orderly transfer of the books, records, and reservations in the event of any Transfer to such successor.

(b)          The parties hereto agree to execute, acknowledge, deliver and record such certificates, amendments, instruments, and documents, and to take such other action, as may be reasonably necessary to carry out the intent and purposes of this Agreement.

Section 12.10        Estoppel Certificates. Operator shall, at any time and from time to time upon not less than thirty (30) days' prior written notice from Lender, execute, acknowledge and deliver to Lender, or to any third party specified by Lender, a statement in writing: (A) certifying (i) that the Management Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and (ii) the date through which the management fees due under the Management Agreement have been paid; (B) stating whether or not to the actual knowledge of Operator (i) there is a continuing default by Owner or Tenant in the performance or observance of any covenant, agreement or condition contained in the Management Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so specifying each such default or occurrence of which Operator may have knowledge; and (C) stating such other information as Lender may reasonably request. Such statement shall be binding upon Operator and may be relied upon by Lender and/or such third party specified by Lender as aforesaid. The obligation of Operator to deliver the foregoing estoppel certificate shall be limited to one per calendar quarter.

Section 12.11        Expenses and Attorney's Fees. If it becomes necessary to employ counsel to protect or enforce the interests of Lender under this Agreement, Borrower agrees to pay reasonable out-of-pocket attorneys' fees, whether suit be brought or not, and all other out-of-pocket costs and expenses actually and reasonably incurred by Lender in connection with such protection and enforcement.

Section 12.12        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the executors, heirs, administrators, successors and permitted assigns of Lender, Borrower, Tenant, and Operator, including any receiver appointed in a foreclosure proceeding or any trustee or debtor-in-possession appointed in any bankruptcy proceeding.

Section 12.13        Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.14        No Third Party Beneficiaries. Owner, Tenant, Operator and Lender acknowledge that this Agreement is solely for their own benefit and that of their successors and assigns, and that no third party shall have any rights or claims arising hereunder, nor is it intended that any third party shall be a third party beneficiary of any provisions hereof.

Section 12.15        Waiver, Entire Agreement. No modification, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought. No waiver of any breach of any covenant, condition or agreement contained herein shall be construed to be a subsequent waiver of that covenant, condition or agreement or of any subsequent breach thereof of this Agreement. This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby, and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are merged herein.

Section 12.16        Captions. Titles or captions contained in this Agreement are inserted only as a matter of convenience, and for reference only, and in no way limit, define or extend the provisions of this Agreement.

Section 12.17        Interpretation; Conflict. In interpreting this Agreement, the provisions in this Agreement shall not be construed against or in favor of either party on the basis of which party drafted this Agreement. In the event of any conflict between the Management Agreement and the terms of this Agreement, the terms of this Agreement shall control.

Section 12.18        Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Rhode Island.

Section 12.19        Jury Trial Waiver. OWNER, TENANT, LENDER AND OPERATOR EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signatures appear on following page.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

OWNER:

GANO HOLDINGS, LLC,
a Rhode Island limited liability company

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Its:	Authorized Signatory

TENANT:

PHR GANO OPCO SUB, LLC,
a Delaware limited liability company

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Its:	Authorized Signatory

OPERATOR:

GANO HOTEL MANAGER, LLC,
a Rhode Island limited liability company

By:	/s/ Elizabeth A. Procaccianti
Name:	Elizabeth A. Procaccianti
Its:	Authorized Signatory

LENDER:

EAST BOSTON SAVINGS BANK,
a Massachusetts banking corporation

By:	/s/ Jonpaul Sallese
Name:	Jonpaul Sallese
Its:	Vice President, Commercial Real Estate

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT B

MANAGEMENT AGREEMENT